Exhibit 10.22

STOCKHOLDERS AGREEMENT OF

LULU’S FASHION LOUNGE HOLDINGS, INC.

THIS STOCKHOLDERS AGREEMENT, dated as of November [10], 2021 (as it may be amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into by and among Lulu’s Fashion Lounge Holdings, Inc., a Delaware corporation (the “Corporation”), H.I.G. Growth Partners – Lulu’s, L.P., a [Delaware limited partnership] (“HIG”), Institutional Venture Partners XV, L.P., a Delaware limited partnership (“IVP XV”), Institutional Venture Partners XV Executive Fund, L.P., a Delaware limited partnership (“IVP XV Executive Fund”), Institutional Venture Partners XVI, L.P., a Delaware limited partnership (“IVP XVI,” and together with IVP XV and IVP XV Executive Fund, the “IVP Holdcos”) and Canada Pension Plan Investment Board, a Canadian Crown Corporation (“CPPIB” and, together with HIG and the IVP Holdcos, the “Stockholders”). Certain terms used in this Agreement are defined in Section 7.

RECITALS

WHEREAS, each Stockholder beneficially owns outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), of the Corporation; and

WHEREAS, the Corporation is contemplating an offering and sale of the shares of its Common Stock in an underwritten initial public offering.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Stockholders agree as follows:

AGREEMENT

Section 1. Election of the Board of Directors.

(a) Subject to this Section 1(a), HIG shall be entitled to designate for nomination by the Board up to four (4) Directors from time to time (any Director designated by HIG, an “HIG Director”). The HIG Directors shall be apportioned among the three (3) classes of Directors as nearly equal in number as possible. The right of HIG to designate the HIG Directors for nomination as set forth in this Section 1(a) shall be subject to the following: (i) if at any time HIG beneficially owns in the aggregate thirty percent (30%) or more of all issued and outstanding shares of Common Stock, HIG shall be entitled to designate four (4) HIG Directors; (ii) if at any time HIG beneficially owns in the aggregate less than thirty percent (30%) but at least twenty percent (20%) or more of all issued and outstanding shares of Common Stock, HIG shall be entitled to designate three (3) HIG Directors; (iii) if at any time HIG beneficially owns in the aggregate less than twenty percent (20%) but at least ten percent (10%) or more of all issued and outstanding shares of Common Stock, HIG shall be entitled to designate two (2) HIG Directors; and (iv) if at any time HIG beneficially owns in the aggregate less than ten percent (10%) but at least five percent (5%) or more of all issued and outstanding shares of Common Stock, HIG shall be entitled to designate only one (1) HIG Director. HIG shall not be entitled to designate any HIG Directors for nomination in accordance with this Section 1(a) if at any time HIG beneficially owns in the aggregate less than five percent (5%) of all issued and outstanding shares of Common Stock.

(b) Subject to this Section 1(b), the IVP Holdcos shall be entitled to designate for nomination by the Board one (1) Director from time to time (any Director designated by IVP Holdcos, an “IVP Director”). The IVP Holdcos shall not be entitled to designate an IVP Director in accordance with this Section 1(b) if at any time the IVP Holdcos beneficially own in the aggregate less than ten percent (10%) of all issued and outstanding shares of Common Stock.

(c) Subject to Section 1(a) and Section 1(b), each of HIG, the IVP Holdcos and CPPIB hereby agree for the exclusive benefit of the Corporation (which shall have sole right to enforce this Section 1(c)), to vote, or cause to be voted, all outstanding shares of Common Stock beneficially owned by them (or any of their Permitted Transferees) at any annual or special meeting of stockholders of the Corporation at which Directors of the Corporation are to be elected or removed, or in actions by written consent or otherwise so as to effectuate the provisions of this Agreement (as may be permitted under the Corporation’s Bylaws and Charter at the time of such vote), to take all Necessary Action in their capacity as stockholders of the Corporation to cause the election or removal of the HIG Directors and the IVP Director as a Director, as provided herein and to implement and enforce the provisions set forth in Section 3, provided that (i) no Stockholder shall have any voting obligations under this Section 1(c) after any time as such Stockholder beneficially owns in the aggregate less than ten percent (10%) of all issued and outstanding shares of Common Stock.    For the avoidance of doubt, except as provided above, nothing in this Agreement shall limit the right of a Stockholder to vote (or cause to be voted), including by proxy, if applicable, in favor of, or against or to abstain with respect to, any other matters presented to the stockholders of the Corporation.

Section 2. Vacancies and Replacements.

(a) No reduction in the number of shares of Common Stock that each Stockholder beneficially owns shall shorten the term of any incumbent Director.

(b) Each of HIG and the IVP Holdcos shall have the sole right to request that one or more of their respective designated Directors, as applicable, tender their resignations as Directors of the Board, in each case, with or without cause at any time, by sending a written notice to such Director and the Corporation’s Secretary stating the name of the Director or Directors whose resignation from the Board is requested (the “Removal Notice”). If the Director subject to such Removal Notice does not resign within thirty (30) days from receipt thereof by such Director, HIG and the IVP Holdcos, as holders of Common Stock, the Corporation and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Corporation’s stockholders, shall thereafter take all Necessary Action, including voting in accordance with Section 1(c) to cause the removal of such Director from the Board (and such Director shall only be removed by the parties to this Agreement in such manner as provided herein).

(c) Each of HIG and the IVP Holdcos, as applicable, shall have the exclusive right to designate a replacement Director for nomination or election by the Board to fill vacancies created as a result of not designating their respective Directors initially or by death, disability, retirement, resignation, removal (with or without cause) of their respective Directors, or otherwise by designating a successor for nomination or election by the Board to fill the vacancy of their respective Directors created thereby on the terms and subject to the conditions of Section 1; it being understood that any such designee shall serve the remainder of the term of the Director whom such designee replaces.

(d) So long as a Stockholder has the right to nominate at least one Director under Section 1(a) or Section 1(b) or any such Director is serving on the Board, the Corporation shall maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the Stockholders, and the Charter and Bylaws shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

Section 3. Initial Directors.

The initial HIG Directors pursuant to Section 1(a) shall be [ 🌑 ] (as a Class I Director), [ 🌑 ] (as a Class II Director) and [ 🌑 ] and [ 🌑 ] (in each case, as a Class III Director). The initial IVP Director pursuant to Section 1(b) shall be Eric Liaw (as a Class I Director).

Section 4. Rights of the Stockholders.

In addition to any voting requirements contained in the organizational documents of the Corporation or any of its Subsidiaries, the Corporation shall not take, and shall cause its Subsidiaries not to take, any of the following actions (whether by merger, consolidation or otherwise) without the prior written approval of each of the Stockholders for as long as the Stockholders beneficially own in the aggregate fifty percent (50%) or more of all issued and outstanding shares of Common Stock:

(a) any transaction or series of related transactions, in each case, to the extent within the reasonable control of the Corporation, (i) in which any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act would acquire, directly or indirectly, in excess of fifty percent (50%) of the then outstanding shares of any class of capital stock (or equivalent) of the Corporation or any of its Subsidiaries (whether by merger, consolidation, sale or transfer of capital stock or partnership, membership or other equity interests, tender offer, exchange offer, reorganization, recapitalization or otherwise) or (ii) following which any “person” or “group” referred to in clause (i) hereof would obtain the direct or indirect power to elect a majority of the Directors;

(b) the sale, lease or exchange of all or substantially all of the property and assets of the Corporation and its Subsidiaries, taken as a whole; or

(c) any actions (including, without limitation, any debt recapitalizations, refinancings, amendments, revolver drawings, repayments, and compliance report review) with respect to the Corporation or its Subsidiaries’ debt capitalization (including, without limitation, any debt obligations outstanding as of the date of this Agreement) in excess of $50,000,000.

Notwithstanding anything herein or in the organizational documents of the Corporation to the contrary and irrespective of whether the fifty percent (50%) threshold provided for pursuant to this Section 4 is satisfied, HIG, the IVP Holdcos or CPPIB shall not be entitled to approval rights in accordance with this Section 4 if at any time such holder beneficially owns in the aggregate less than fifteen percent (15%) of all issued and outstanding shares of Common Stock.

Section 5. Covenants of the Corporation.

(a) The Corporation agrees to take all Necessary Action to (i) cause the Board to comprise at least nine (9) Directors or such other number of Directors as the Board may determine, subject to the terms of this Agreement, the Charter or the Bylaws of the Corporation; (ii) cause the individuals designated in accordance with Section 1 to be included in the slate of nominees proposed to be elected to the Board at the next annual or special meeting of stockholders of the Corporation at which Directors are to be elected, or in actions by written consent or otherwise so as to effectuate the provisions of this Agreement (as may be permitted under the Corporation’s Bylaws and Charter at the time of such vote), in accordance with the Bylaws, Charter, Securities Laws, and General Corporation Law of the State of Delaware and at each annual meeting of stockholders of the Corporation thereafter at which such Director’s term expires or in any action by written consent or otherwise to effectuate the provisions of this Agreement (as may be permitted under the Corporation’s Bylaws and Charter at the time of such vote); (iii) cause the individuals designated in accordance with Section 2(c) to fill the applicable vacancies on the Board, in accordance with the Bylaws, Charter, Securities Laws, General Corporation Law of the State of Delaware; and (iv) to adhere to, implement and enforce the provisions set forth in Section 4.

(b) HIG and the IVP Holdcos shall comply with the requirements of the Charter and Bylaws when designating and nominating individuals as Directors, in each case, to the extent such requirements are applicable to Directors generally. Notwithstanding anything to the contrary set forth herein, in the event that the Board determines, within sixty (60) days after compliance with the first sentence of this Section 5(b), in good faith, after consultation with outside legal counsel, that its nomination, appointment or election of a particular Director designated in accordance with Section 1 or Section 2, as applicable, would constitute a breach of its fiduciary duties to the Corporation’s stockholders or does not otherwise comply with any requirements of the Charter or Bylaws, then the Corporation shall inform HIG and/or the IVP Holdcos, as applicable, of such determination in writing and explain in reasonable detail the basis for such determination and shall cause the Board, to the fullest extent permitted by law, to nominate, appoint or elect another individual designated for nomination, election or appointment to the Board by HIG and/or the IVP Holdcos, as applicable (subject in each case to this Section 5(b)). The Corporation shall, and shall cause the Board to, to the fullest extent permitted by law, take all Necessary Action required by this Section 5 with respect to the election of such substitute designees to the Board.

(c) Each Stockholder shall have the right, at any time or from time to time, to request and have made available to it by the Corporation such financial and similar information not duplicative of what is customarily prepared by the Corporation as such Stockholder may reasonably request. Notwithstanding the foregoing, the Corporation may restrict access to the foregoing to the extent that (x) any applicable law requires it or (y) the Corporation determines that restricting such access is reasonably necessary to preserve any evidentiary or attorney-client privilege or to comply with any contract.

Section 6. Termination.

This Agreement shall terminate, as to each individual party but not collectively to all parties, upon the earliest to occur of any one of the following events:

(a) each of (i) HIG, (ii) the IVP Holdcos and (iii) CPPIB ceasing to beneficially own any shares of Common Stock; and

(b) the unanimous written consent of the Corporation and each of HIG (if they continue to beneficially own any shares of Common Stock), each of the IVP Holdcos (if they continue to beneficially own any shares of Common Stock) and CPPIB (if they continue to beneficially own any shares of Common Stock).

For the avoidance of doubt, the rights and obligations of (i) HIG under this Agreement shall terminate upon HIG ceasing to beneficially own any shares of Common Stock, (ii) the IVP Holdcos under this Agreement shall terminate upon the IVP Holdcos ceasing to beneficially own any shares of Common Stock and (iii) CPPIB under this Agreement shall terminate upon CPPIB ceasing to beneficially own any shares of Common Stock.

Section 7. Definitions.

As used in this Agreement, any term that it is not defined herein, shall have the following meanings:

“Board” means the board of directors of the Corporation.

“beneficially own” shall have the meaning given to such term in Rule 13d-3 promulgated under the Exchange Act, as the same may be amended or restated from time to time.

“Bylaws” means the amended and restated bylaws of the Corporation, dated as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Charter” means the amended and restated certificate of incorporation of the Corporation, effective as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Director” means a member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including (i) voting or providing a written consent or proxy with respect to the equity securities owned by the Person obligated to undertake the necessary action, (ii) voting in favor of the adoption of stockholders’ resolutions and amendments to the organizational documents of the Corporation, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Permitted Transferee” of a Person shall mean any “affiliate” of such Person as defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity or organization, including a government or any subdivision or agency thereof.

“Securities Laws” means the Securities Act of 1933, as amended, and the Exchange Act, and the rules promulgated thereunder.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association, trust or other form of legal entity, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions, or (b) such first Person is a general partner or managing member (excluding partnerships in which such Person or any Subsidiary thereof does not have a majority of the voting interests in such partnership).

Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”; (vi) each defined term has its defined meaning throughout this Agreement, whether the definition of such term appears before or after such term is used; and (vii) the word “or” shall be disjunctive but not exclusive. References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto. References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

Section 8. Choice of Law and Venue; Waiver of Right to Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

(b) IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR IF (AND ONLY IF) SUCH COURT FINDS IT LACKS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE (COMPLEX COMMERCIAL DIVISION), OR IF UNDER APPLICABLE LAW, SUBJECT MATTER JURISDICTION OVER THE MATTER THAT IS THE SUBJECT OF THE ACTION OR PROCEEDING IS VESTED EXCLUSIVELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND APPELLATE COURTS FROM ANY THEREOF, WITH RESPECT TO ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION 8(B) AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 9. Notices.

Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile, or by electronic mail, or first class mail, or by Federal Express or other similar courier or other similar means of communication, as follows:

(a)	If to HIG, addressed as follows:

[ 🌑 ]

with a copy (which copy shall not constitute notice) to:

[ 🌑 ]

(b)	If to the IVP Holdcos, addressed as follows:

c/o Institutional Venture Partners

3000 Sand Hill Road, Building 2, Suite 250

Menlo Park, CA 94111

Attn: Eric Liaw and Tracy Hogan

E-mail:

with a copy (which shall not constitute notice) to:

Cooley LLP

Three Embarcadero Center, 20th Floor

San Francisco, CA 94111

Attn: Jodie Bourdet

E-mail:

(c)	If to CPPIB, addressed as follows:

[ 🌑 ]

with a copy (which shall not constitute notice) to:

[ 🌑 ]

(d)	If to the Corporation, addressed as follows:

Lulu’s Fashion Lounge Holdings, Inc.

195 Humboldt Avenue

Chico, California 95928

Telephone: (530) 343-3545

Attn: Chief Financial Officer

E-mail: ___________________

with a copy (which copy shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020-1300

Attn: Marc Jaffe, Tad Freese and Adam Gelardi

E-mail:

or, in each case, to such other address or email address as such party may designate in writing to each party by written notice given in the manner specified herein. All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile (with confirmed transmission), on the next business day if sent by overnight courier service (with confirmed delivery) or when received if sent by first class mail, or in the case of notice by electronic mail, when the relevant email enters the recipient’s server.

Section 10. Assignment.

Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned (by operation of law or otherwise) without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that each of HIG, the IVP Holdcos and CPPIB is permitted to assign this Agreement to their respective Permitted Transferees, in which case references to HIG, the IVP Holdcos, CPPIB, Stockholders and parties to this Agreement, as applicable, shall be deemed to include such Permitted Transferees if they were originally signatories hereto, except to the extent otherwise provided herein. Each of HIG, the IVP Holdcos and CPPIB shall cause any of their respective Permitted Transferees to become a party to this Agreement. References to beneficial ownership of percentages of issued and outstanding shares of Common Stock by a Stockholder herein shall include all ownership of shares of Common Stock by Permitted Transferees of such Stockholder.

Section 11. Amendment and Modification; Waiver of Compliance.

This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of each of the Corporation, HIG, the IVP Holdcos and CPPIB. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 12. Waiver.

No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

Section 13. Severability.

If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Section 14. Counterparts.

This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

Section 15. Further Assurances.

At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

Section 16. Titles and Subtitles.

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 17. Representations and Warranties.

(a) Each of HIG, the IVP Holdcos, CPPIB and each Person who becomes a party to this Agreement after the date hereof, severally and not jointly and solely with respect to itself, represents and warrants to the Corporation as of the time such party becomes a party to this Agreement that (1) if applicable, it is duly authorized to execute, deliver and perform this Agreement; (2) this Agreement has been duly executed by such party and is a valid and binding agreement of such party, enforceable against such party in accordance with its terms; and (3) the execution, delivery and performance by such party of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such party is a party or, if applicable, the organizational documents of such party.

(b) The Corporation represents and warrants to each other party hereto that (1) the Corporation is duly authorized to execute, deliver and perform this Agreement; (2) this Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms; and (3) the execution, delivery and performance by the Corporation of this Agreement does not violate or conflict with or result in a breach by the Corporation of or constitute (or with notice or lapse of time or both constitute) a default by the Corporation under the Charter or Bylaws, any existing applicable law, rule, regulation, judgment, order, or decree of any governmental authority exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Corporation or any of its Subsidiaries or any of their respective properties or assets, or any agreement or instrument to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries or any of their respective properties or assets may be bound.

Section 18. No Strict Construction.

This Agreement shall be deemed to be collectively prepared by the parties hereto, and no ambiguity herein shall be construed for or against any party based upon the identity of the author of this Agreement or any provision hereof.

Section 19. Reimbursement for Expenses.

The Corporation shall, within ten (10) business days of submission by each of HIG, the IVP Holdcos and/or CPPIB of documentation evidencing legal fees and expenses, reimburse each of HIG, the IVP Holdcos and/or CPPIB for all legal fees and expenses reasonably incurred in connection with the preparation, negotiation and execution of this Agreement and any ancillary documentation to this Agreement (including, but not limited to, any term sheet, summaries or registration rights agreements among the parties). Such invoices need not include any detail that may be deemed to waive the attorney-client privilege between the Stockholders and their counsel. For the avoidance of doubt, this provision shall only apply to the Stockholders and not any Permitted Transferees.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

Lulu’s Fashion Lounge Holdings, Inc.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

H.I.G. Growth Partners – Lulu’s, L.P.
By: H.I.G.-GPII, Inc.,
its General Partner

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

Institutional Venture Partners XV, L.P.,
By: Institutional Venture Management XV, LLC,
its General Partner

By:
Name:
Title:

Institutional Venture Partners XV Executive Fund, L.P.,
By: Institutional Venture Management XV, LLC,
its General Partner

By:
Name:
Title:

Institutional Venture Partners XVI, L.P.,
By: Institutional Venture Management XVI LLC,
its General Partner

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

Canada Pension Plan Investment Board

By:
Name:
Title:

[Signature Page to Stockholders Agreement]